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                                                                  EXHIBIT 5

                           WEIL, GOTSHAL & MANGES LLP
       A Limited Liability Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007



                                    December 16, 1996



     The Board of Directors
     The Bear Stearns Companies Inc.
     245 Park Avenue
     New York, New York 10167

     Ladies and Gentlemen:

               We have acted as counsel to The Bear Stearns Companies Inc. (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to debt securities (the "Debt Securities") and warrants (the "Warrants") with an aggregate initial public offering price of up to $5,000,000,000. The Debt Securities will be issued by the Company, substantially in the forms of the drafts incorporated by reference as Exhibits 4(b)(1) through 4(b)(7) to the Registration Statement, pursuant to the terms of the Indenture, dated as of May 31, 1991 (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank and the successor by merger to the Manufacturers Hanover Trust Company), as trustee (the "Trustee"), incorporated by reference as
     Exhibit 4(a) to the Registration Statement. The Warrants will be issued by the Company under Warrant Agreements substantially in the forms of the drafts incorporated by reference as Exhibits 4(c)(1) through 4(c)(10) to the Registration Statement (collectively, the "Warrant Agreements"). The Debt Securities and the Warrants will be sold by the Company either (i) directly on its own behalf, (ii) pursuant to an Underwriting Agreement substantially in the form of the draft incorporated by reference as Exhibit 1(a) to the Registration Statement (the "Underwriting Agreement") or (iii) pursuant to one or more Distribution Agreements substantially in the forms of the drafts incorporated by reference as Exhibit 1(b) and Exhibit 1(c) (as amended by Exhibits 1(d) and 1(e)) to the Registration Statement (each, a "Distribution Agreement").

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), the forms of Debt Securities constituting Exhibits 4(b)(1) through 4(b)(7) to the

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     The Board of Directors
     The Bear Stearns Companies Inc.
     December 16, 1996
     Page 2

     Registration Statement, the forms of Warrant Agreements constituting Exhibits 4(c)(1) through 4(c)(10) to the Registration Statement, the form of Warrant Certificate attached as Exhibit A to the Warrant Agreements, the form of Underwriting Agreement, the forms of Distribution Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that all documents examined by us in the form of drafts will, when executed by the requisite signatories thereto, conform in substance and form in all material respects to the drafts that we have examined. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company.

               Based on the foregoing, we are of the opinion that:

               (i) the Debt Securities, when duly authorized and executed by the Company, authenticated by the Trustee pursuant to the terms of the Indenture and sold and delivered by the Company as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legally issued and will constitute binding obligations of the Company entitled to the benefits of the Indenture in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and

               (ii) the Warrants, when duly authorized and executed by the Company, authenticated by the Warrant Agent (as defined in the Prospectus) pursuant to the terms of the Warrant Agreements and sold and delivered by the

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     The Board of Directors
     The Bear Stearns Companies Inc.
     December 16, 1996
     Page 3

               Company as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legally issued and will constitute binding obligations of the Company entitled to the benefits of the Warrant Agreements in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

               We consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus.

               We further consent to the use of this letter as an exhibit to applications to the securities commissioners of various states of the United States for registration or qualification of the Debt Securities and the Warrants under the securities laws of such states.

               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent except as noted above.

                                   Very truly yours,

                                   WEIL GOTSHAL & MANGES LLP



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